PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    Matt McNulty
            Chief Financial Officer                               904/858-9100

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                PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
              RESULTS FOR THE THIRD QUARTER OF FISCAL YEAR 2019


Patriot Transportation Holding, Inc. (NASDAQ-PATI) Jacksonville, Florida; July 31, 2019

Third Quarter Operating Results

The Company reported net income of $396,000, or $.12 per share, compared to $1,086,000, or $.33 per share, in the same quarter last year. Income before income taxes was $531,000 versus $1,407,000 in the same period last year.

Total revenues for the quarter were $27,526,000, down $1,878,000 from the same quarter last year. Transportation revenues (excludes fuel surcharges) were $24,907,000, down $1,538,000. The decrease in transportation revenues is primarily due to the decrease of 865,000 miles over the same quarter last year as we have continually been running with ~30 less average drivers this year versus last year. Transportation revenue per mile was up $.08 due to increased freight rates which has helped to offset the negative impact of fewer miles. Fuel surcharge revenue was $2,619,000, down $340,000 from the same quarter last year.

Compensation and benefits decreased $147,000 mainly due to lower company miles partially offset by higher driver training pay and more owner operators. Fuel expenses decreased $635,000 due to lower company miles and lower cost per gallon. Repair and tire expense increased $84,000 due to several high dollar repairs. Insurance and losses decreased $403,000 primarily due to lower health and workers' compensation claims. The lower health claims are partly attributable to the new Specialty Drug program we implemented January 1, 2019 which has resulted in ~$25,000 of monthly savings since implementation. Depreciation expense was down $161,000 as a result of downsizing our fleet. Loss on disposition of assets was ($115,000) this quarter versus a gain of $175,000 in the same quarter last year due primarily to a loss from a single vehicle rollover accident during the quarter and lower equipment sales activity. During the month of May, we closed our Charlotte terminal. Charlotte has been a very tough driver market as well as a low freight rate environment for the past several years. As a result, Management determined it was in the Company's best financial interest to exit the market. In the quarter, the Charlotte terminal generated an operating loss before overhead allocation of ($121,000) versus ($7,000) last quarter and ($20,000) in the same quarter last year primarily due to the added expense associated with the closure (e.g. severance, relocating equipment, etc.).

As a result, operating profit this quarter was $423,000 compared to $1,353,000 in the same quarter last year. Operating ratio was 98.5 this quarter versus
95.4 in the same quarter last year.

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First Nine Months Operating Results for Fiscal year 2019.

The Company reported net income of $1,569,000, or $.47 per share, compared to net income of $4,490,000, or $1.35 per share in the same period last year. Income before income taxes was $2,128,000 versus $1,873,000 in the same period last year. The first nine months of 2019 income included $634,000, or $.19 per share, from gains on real estate sales. The first nine months of 2018 net income included $3,041,000, or $.92 per share, due to a deferred tax benefit resulting from revaluing the company's net deferred tax liabilities per the Tax Cuts and Jobs Act of 2017.

Total revenues for the first nine months were $82,588,000, down $2,696,000 from the same period last year. Transportation revenues (excludes fuel surcharges) were $74,424,000, down $2,967,000. Miles declined by 1,219,000 to 27,199,000 versus 28,418,000 in the same period last year.

Net fuel expense (i.e. gross fuel expenses less fuel surcharges) decreased by $1,052,000 due to fewer miles driven and higher fuel surcharges in the early part of the period. Repair and tire expense increased $497,000 due to several high dollar repairs and the expensing of prepaid tires as we purchased more tractors and trailers in this period versus the same period last year. Other operating expenses were up $157,000 due to increased tolls, driver hiring and driver travel expense. Insurance and losses were down $1,344,000 due mainly to lower auto liability ($1,117,000) and lower health ($223,000) claims. Depreciation expense was down $768,000 as we sold excess equipment to right size our fleet. Sales, general & administrative costs increased $279,000 due mainly to increased driver recruiting efforts and higher IT expense (on-going system upgrades). Gain on disposition of assets increased $767,000 due primarily to a gain of $866,000 on the sale of a prior terminal site in Ocoee, Florida and a gain of $231,000 on the insurance settlement for hurricane damages and losses sustained at our Panama City, Florida location.

As a result, operating profit was $1,823,000 compared to $1,805,000 in the same period last year. Operating ratio was 97.8 versus 97.9 last year.


Summary and Outlook

Our balance sheet remains solid with $20,000,000 of cash and investments and zero debt. We have grown our shareholder equity by $2,100,000 thus far this fiscal year. This quarter was negatively impacted by the lower driver count resulting in lower revenue miles. Although we continue to see a higher number of drivers in training our turnover rate has not improved resulting in a flattening of our driver count this year versus the decline we saw throughout last year. Management believes the biggest challenge we face today is driver retention and we are keenly focused on continuing to develop our strategy around improving retention. There is plenty of business available in many of our markets that we believe we can add if we can grow the driver count in those markets. Management is pleased with the efforts this year to improve freight rates which resulted in an increase of $.08 per mile on transportation revenue quarter over quarter. The cost of hiring and retaining drivers continues to rise as do insurance premiums across the transportation industry. As a result, we are optimistic that freight rates will continue in a positive direction for the foreseeable future.

The decrease in equipment is producing significant recurring savings as are the recent changes we made to our specialty drug and wellness plans. We are in the early stages of renegotiating our pharmacy and health plan agreements and thus far we are optimistic about potential recurring savings moving into fiscal 2020. We will continue to pursue relationships with those customers who are willing to properly compensate us for the safe, reliable service we provide, particularly during this severe driver shortage. We are optimistic that the strategic plan we have in place will lead to improved operating profits.


Conference Call

The Company will host a conference call on July 31, 2019 at 3:00 PM (EDT). Analysts, shareholders and other interested parties may access the teleconference live by calling 1-844-369-8770 domestic or international at 1-862-298-0840. Computer audio live streaming is available via the Internet through the Company's website at www.patriottrans.com at the Investor Relations tab or https://www.investornetwork.com/event/presentation/51799.
An audio replay will be available for sixty (60) days following the conference call by dialing toll free 1-877-481-4010 domestic or international 1-919-882-2331 then enter pass code 51799. An audio archive can be accessed through the Company's website at www.patriottrans.com on the Investor Relations tab or at https://www.investornetwork.com/event/presentation/47589.


Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company engaged in the hauling of liquid and dry bulk commodities.

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                               (In thousands)
                                (Unaudited)


                                   THREE MONTHS ENDED       NINE MONTHS ENDED
                                        JUNE 30,                JUNE 30,
                                 ----------------------   ---------------------
                                    2019        2018         2019       2018
                                 ----------  ----------   ---------- ----------

Revenues:
  Transportation revenues        $   24,907      26,445   $   74,424     77,391
  Fuel surcharges                     2,619       2,959        8,164      7,893
                                     ------      ------       ------     ------
Total revenues                       27,526      29,404       82,588     85,284

Cost of operations:
  Compensation and benefits          11,985      12,132       35,875     36,048
  Fuel expenses                       3,988       4,623       12,268     13,049
  Repairs & tires                     1,901       1,817        5,572      5,075
  Other operating                     1,189       1,247        3,510      3,353
  Insurance and losses                2,211       2,614        7,155      8,499
  Depreciation expense                1,976       2,137        5,922      6,690
  Rents, tags & utilities               833         792        2,571      2,534
  Sales, general & administrative     2,479       2,465        7,508      7,229
  Corporate expenses                    426         399        1,825      1,676
  Loss (gain) on disposition
    of PP&E                             115        (175)      (1,441)      (674)
                                     ------      ------       ------     ------
Total cost of operations             27,103      28,051       80,765     83,479
                                     ------      ------       ------     ------

Total operating profit                  423       1,353        1,823      1,805

Interest income and other               116          64          330         97
Interest expense                         (8)        (10)         (25)      (29)
                                     ------      ------       ------     ------

Income before income taxes              531       1,407        2,128      1,873
Provision for (benefit from)
  income taxes                          135         321          559     (2,617)
                                     ------      ------       ------     ------

Net income                       $      396       1,086   $    1,569      4,490
                                     ======      ======       ======     ======

Unrealized investment gains, net          7           -           19          -
Tax reform gain on retiree health         -           -            -         32
                                     ------      ------       ------     ------

Comprehensive income             $      403       1,086   $    1,588      4,522
                                     ======      ======       ======     ======

Earnings per common share:
  Net Income  -
    Basic                        $     0.12        0.33          .47       1.35
    Diluted                      $     0.12        0.33          .47       1.35

Number of shares (in thousands)
  used in computing:
    -basic earnings per
     common share                     3,347       3,324        3,339      3,315
    -diluted earnings per
     common share                     3,348       3,328        3,340      3,316

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                      (In thousands)        (Unaudited)

                                                 June 30,      September 30,
                                                   2019            2018
                                              --------------  --------------

Assets
Current assets:
  Cash and cash equivalents                   $        6,020               1
  Treasury bills available for sale                   14,430          17,298
  Accounts receivable (net of allowance
    for doubtful accounts of $165 and $153,
    respectively)                                      7,472           7,866
  Federal and state taxes receivable                     117             547
  Inventory of parts and supplies                        944             895
  Prepaid tires on equipment                           1,666           1,746
  Prepaid taxes and licenses                             196             609
  Prepaid insurance                                    1,994           2,348
  Prepaid expenses, other                                373             134
                                              --------------  --------------
    Total current assets                              33,212          31,444
                                              --------------  --------------

Property and equipment, at cost                       93,729          94,710
Less accumulated depreciation                         59,678          60,799
                                              --------------  --------------
Net property and equipment                            34,051          33,911
                                              --------------  --------------

Goodwill                                               3,431           3,431
Intangible assets, net                                   740             855
Other assets, net                                        171             176
                                              --------------  --------------
Total assets                                  $       71,605          69,817
                                              ==============  ==============

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                            $        3,221           3,271
  Bank overdraft                                           -             625
  Accrued payroll and benefits                         3,892           3,963
  Accrued insurance                                    2,339           1,896
  Accrued liabilities, other                             310             408
                                              --------------  --------------
    Total current liabilities                          9,762          10,163
                                              --------------  --------------

Deferred income taxes                                  6,017           5,940
Accrued insurance                                        204             204
Other liabilities                                      1,096           1,104
                                              --------------  --------------
    Total liabilities                                 17,079          17,411
                                              --------------  --------------

Commitments and contingencies
Shareholders' Equity:
  Preferred stock, 5,000,000 shares authorized,
    of which 250,000 shares are designated
    Series A Junior Participating Preferred
    Stock; $0.01 par value; none issued and
    outstanding                                            -               -
  Common stock, $.10 par value; (25,000,000
    shares authorized; 3,347,329 and 3,328,466
    shares issued and outstanding,
    respectively)                                        335             333
  Capital in excess of par value                      37,966          37,436
  Retained earnings                                   16,041          14,472
  Accumulated other comprehensive income, net            184             165
                                              --------------  --------------
    Total shareholders' equity                        54,526          52,406
                                              --------------  --------------
Total liabilities and shareholders' equity    $       71,605          69,817
                                              ==============  ==============

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